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                                                                  EXHIBIT 23(b)





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated November 6, 1995 covering the audited financial statements of Acuity Imaging, Inc. as of September 30, 1995 and December 31, 1994 and for the years then ended and our report dated February 4, 1994 covering the audited financial statements of Itran Corporation as of December 31, 1993 and for the year then ended, included in this Form 10-K, into Robotic Vision Systems, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 2-82662, 2-85336, 2-94926, 33-16088, 33-28764, 33-45474, 33-63289, 33-64039, 33-70960) and
Form S-3 (File No. 33-62715).



/s/ Arthur Andersen LLP



Boston, Massachusetts
December 26, 1995